As filed with the Securities and Exchange Commission on December 17, 2004

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Citrix Systems, Inc.

(Exact Name of Registrant as specified in its charter)

Delaware	75-2275152
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

851 West Cypress Creek Road

Fort Lauderdale, Florida 33309

(Address of Principal Executive Offices) (Zip Code)

Amended and Restated 2000 Stock Incentive Plan of Net6, Inc.

Amended and Restated 2003 Stock Incentive Plan of Net6, Inc.

(Full title of the plan)

Mark B. Templeton

President and Chief Executive Officer

Citrix Systems, Inc.

851 West Cypress Creek Road

Fort Lauderdale, Florida 33309

(Name and Address of Agent for Service of Process)

(954) 267-3000

(Telephone Number, Including Area Code, of Agent For Service)

Copies to:

Steven C. Browne, Esq.

Testa, Hurwitz & Thibeault, LLP

125 High Street

Boston, Massachusetts 02110

Tel: (617) 248-7000

Fax: (617) 248-7100

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered(2)	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee(4)
Amended and Restated 2000 Stock Incentive Plan of Net6, Inc. (a subsidiary of the Registrant) (1)
Common Stock (par value $.001 per share)	7,861	$2.6810	$21,075(3)	$3.00
Amended and Restated 2003 Stock Incentive Plan of Net6, Inc. (a subsidiary of the Registrant) (1)
Common Stock (par value $.001 per share)	20,932	$2.6810	$56,119(3)	$7.00
	22,753	$5.3619	$121,999(3)	$15.00
Total	51,546		$199,193	$25.00

(1)

Pursuant to an Agreement and Plan of Merger by and among Citrix Systems, Inc. (the “Registrant”), Hal Acquisition Corporation, and Net6, Inc. (“Net6”) and Tim Guleri as the stockholder representative, dated as of November 21, 2004, the Registrant assumed, effective as of December 8, 2004, all of the outstanding unvested stock options under Net6’s Amended and Restated 2000 Stock Incentive Plan and Net6’s Amended and Restated 2003 Stock Incentive Plan (collectively, the “Net6 Plans”). Effective December 8, 2004, all of the stock options (issued or available for issuance) under the Net6 Plans are stock options to purchase shares of the Registrant’s Common Stock (in the aggregate, a total of 51,546 shares).

(2)

In addition, pursuant to Rule 416(a), this Registration Statement also covers such indeterminate number of additional shares of Common Stock as is necessary to eliminate any dilutive effect of any future stock split, stock dividend or similar transaction.

(3)

Such shares are issuable upon exercise of outstanding options with fixed exercise prices. Pursuant to Rule 457(h), the aggregate offering price and the fee have been computed upon the basis of the price at which the options may be exercised. The offering price per share set forth for such shares is the exercise price per share at which such options are exercisable.

(4)	Calculated pursuant to Section 6(b) of the Securities Act of 1933, as amended.

This Registration Statement registers additional securities of the same class as other securities for which a registration statement filed on Form S-8, SEC File No. 333-61520, of the Registrant is effective. Pursuant to General Instruction E, the Registrant incorporates by reference in the Registration Statement the information contained in the Registrant’s Registration Statement on Form S-8 (SEC File No. 333-61520).

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference.

The following documents filed by Citrix Systems, Inc. (the “Registrant” or the “Company”) with the Commission pursuant to the Securities Act or the Securities Exchange Act of 1934, as amended (the “Exchange Act”) are incorporated by reference in this Registration Statement:

(a)

The Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2003, filed with the Commission on March 12, 2004 pursuant to the Exchange Act, which contains audited financial statements for the fiscal year ended December 31, 2003;

(b)

The Registrant’s Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2004, filed with the Commission on May 7, 2004 pursuant to the Exchange Act, which contains unaudited financial statements for the quarter ended March 31, 2004;

(c)

The Registrant’s Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2004, filed with the Commission on August 8, 2004 pursuant to the Exchange Act, which contains unaudited financial statements for the quarter ended June 30, 2004;

(d)

The Registrant’s Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 2004, filed with the Commission on November 11, 2004 pursuant to the Exchange Act, which contains unaudited financial statements for the quarter ended September 30, 2004;

(e)

The section entitled “Description of Registrant’s Securities to be Registered” contained in the Registrant’s Registration Statement on Form 8-A, filed pursuant to Section 12(g) of the Exchange on October 24, 1995; and

(f)	All other reports filed by the Registrant pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the Registrant’s report referred to in (a) above.

All documents subsequently filed with the Commission by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered herein have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

Item 8.	Exhibits.

Exhibit No.	Description of Exhibit

4.1	Specimen certificate representing the Registrant’s Common Stock (filed as Exhibit 4.1 to the Registrant’s Registration Statement on Form S-1 (No. 333-98542), as amended, and incorporated herein by reference)

5.1	Opinion of Testa, Hurwitz & Thibeault, LLP

23.1	Consent of Ernst & Young LLP

23.2	Consent of Testa, Hurwitz & Thibeault, LLP (included in Exhibit 5.1)

24.1	Power of Attorney (included as part of the signature page to this Registration Statement)

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Fort Lauderdale, in the State of Florida, on this 17th day of December, 2004.

CITRIX SYSTEMS, INC.

By:	/s/ MARK B. TEMPLETON
Mark B. Templeton President and Chief Executive Officer

POWER OF ATTORNEY AND SIGNATURES

We, the undersigned officers and directors of Citrix Systems, Inc., hereby severally constitute and appoint Mark B. Templeton and David J. Henshall, and each of them singly, our true and lawful attorneys, with full power to them and each of them singly, to sign for us in our names in the capacities indicated below, all pre-effective and post-effective amendments to this Registration Statement and any related subsequent registration statement pursuant to Rule 462(b) of the Securities Act of 1933, as amended, and generally to do all things in our names and on our behalf in such capacities to enable Citrix Systems, Inc. to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated below:

SIGNATURE	TITLE	DATE

/s/ MARK B. TEMPLETON Mark B. Templeton	President, Chief Executive Officer and Director (Principal Executive Officer)	December 17, 2004

/s/ DAVID J. HENSHALL David J. Henshall	Chief Financial Officer and Vice President (Principal Financial and Accounting Officer)	December 17, 2004

/s/ STEPHEN M. DOW Stephen M. Dow	Chairman of the Board of Directors	December 17, 2004

/s/ THOMAS F. BOGAN Thomas F. Bogan	Director	December 17, 2004

/s/ KEVIN R. COMPTON Kevin R. Compton	Director	December 17, 2004

/s/ GARY E. MORIN Gary E. Morin	Director	December 17, 2004

/s/ TYRONE F. PIKE Tyrone F. Pike	Director	December 17, 2004

/s/ JOHN W. WHITE John W. White	Director	December 17, 2004

INDEX TO EXHIBITS

Exhibit No.	Description of Exhibit
4.1	Specimen certificate representing the Registrant’s Common Stock (filed as Exhibit 4.1 to the Registrant’s Registration Statement on Form S-1 (No. 333-98542), as amended, and incorporated herein by reference)

5.1	Opinion of Testa, Hurwitz & Thibeault, LLP

23.1	Consent of Ernst & Young LLP

23.2	Consent of Testa, Hurwitz & Thibeault, LLP (included in Exhibit 5.1)

24.1	Power of Attorney (included as part of the signature page of this Registration Statement)